For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Second Quarter 2017 Results

Results at Upper End of Guidance, Recycling Capital, Joint Ventures Re-financed

WEST PALM BEACH, Fla., August 2, 2017-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the second quarter ended June 30, 2017. The company also provided its initial guidance for the 2017 third quarter and updated its full-year guidance.

Second Quarter 2017 Key Metrics

•
Portfolio Revenue per Available Room (RevPAR) - Declined 0.5 percent, within the guidance range of flat to minus 1.5 percent, to $140, compared to the 2016 second quarter, for Chatham’s 38, wholly owned hotels. Average daily rate (ADR) improved 2.9 percent to $169, while occupancy declined 3.3 percent to 83 percent.

◦	Increased RevPAR 1.7 percent, excluding its six hotels in oil-industry influenced Houston and western Pennsylvania markets where RevPAR declined 20.4 percent.

•	Net Income - $5.0 million versus $12.3 million in the 2016 second quarter. Net income per diluted share decreased to $0.13 versus $0.31 in the 2016 second quarter.

•	Adjusted EBITDA - Declined $1.8 million, or approximately 5 percent, to $35.1 million.

•
Adjusted FFO - Decreased to $25.2 million versus $26.8 million in the 2016 second quarter. Adjusted FFO per diluted share was $0.65 versus $0.69 in the 2016 second quarter, compared to the company’s guidance of $0.60-$0.65 per share.

•
Operating Margins - operating profit margins (total revenue less total hotel operating expenses) slipped 130 basis points but remain a strong 49.4 percent. Comparable hotel EBITDA margins also were off, down 200 basis points to 42.2 percent.

◦
Same-store gross operating profit margins were down 40 basis points after stripping out one-time adjustments in its worker’s compensation liabilities that adversely impacted margins approximately 90 basis points.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the three and six months ended June 30, 2017. RevPAR, ADR and occupancy for 2017 and 2016 are based on hotels owned as of June 30, 2017 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$5.1	$12.3	$9.7	$15.6
Diluted net income per common share	$0.13	$0.31	$0.25	$0.40
RevPAR	$140	$141	$133	$132
ADR	$169	$164	$166	$162
Occupancy	83%	86%	80%	82%
Adjusted EBITDA	$35.1	$36.9	$63.2	$64.4
GOP Margin	49.4%	50.7%	48.3%	48.8%
Hotel EBITDA Margin	42.2%	44.2%	41.1%	41.9%
AFFO	$25.2	$26.8	$43.3	$44.5
AFFO per diluted share	$0.65	$0.69	$1.11	$1.15
Dividends per share	$0.33	$0.33	$0.66	$0.64

Operating Results

“Our second quarter results finished at the upper end of our guidance expectations, driven by a combination of better than expected RevPAR and operating margin performance,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “We increased our RevPAR market share index by 162 basis points in the quarter. Additionally, the rate of new supply growth in our markets has declined for the third consecutive quarter. Although new supply will be an industry-wide issue for the foreseeable future, this trend is a bit encouraging for us.”

Second quarter RevPAR performance for certain key markets:

•	Silicon Valley RevPAR declined 0.4 percent, although ADR increased 5.2 percent to $228.

•	RevPAR at Chatham’s three San Diego hotels advanced 7.9 percent.

•	Four Houston hotels experienced a RevPAR decline of 20.1 percent.

•	Two Los Angeles area hotels experienced a RevPAR decline of 0.4 percent.

•	RevPAR at the company’s three Boston hotels rose 0.9 percent.

“As we look ahead to the balance of the year, the adverse impact on our portfolio from the six oil-industry influenced markets should diminish, and at least on a comparable basis, our RevPAR results will start to normalize,” Fisher concluded.

Hotel Investments and Capital Recycling

During the second quarter, the company completed the renovations of the Residence Inn San Diego Gaslamp and the Courtyard by Marriott at the Houston Medical Center. The company began the renovation of the Homewood Suites Maitland, Fla., during the quarter. Chatham is investing approximately $21,000 per room upgrading these three hotels’ designs and features. The company has invested approximately $15.0 million in hotel upgrades this year.

Chatham continues to pursue the redevelopment and expansion of its two Residence Inns in Sunnyvale, Calif.

Chatham has entered into agreements to sell two of its hotels for gross proceeds of $80.3 million. Both hotels are secured by mortgages that will be assumed by the buyer. Chatham is actively pursuing acquisitions and intends to use the proceeds to acquire hotels. Closing of the sales and acquisitions are subject to many conditions.

“We continuously seek to enhance, and ultimately grow, our investment portfolio through opportunistic recycling,” Fisher noted. “We intend to reinvest the proceeds from these hotel sales into hotels in higher growth markets with higher cash-on-cash returns and limited CAPEX requirements. Once proceeds from asset sales are fully reinvested, we expect these transactions to be accretive to our net asset value and FFO per share. We will continue to look at other acquisitions and ground-up developments, albeit developments on a limited basis, where we can enhance our portfolio value. We will also continue to renovate and upgrade our existing hotels throughout any cycle to ensure that our hotels remain competitive.”

Capital Markets & Capital Structure

As of June 30, 2017, the company had net debt of $562.7 million (total consolidated debt less unrestricted cash). Total debt outstanding was $575.5 million at an average interest rate of 4.6 percent, comprised of $530.5 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent and $45.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.5 percent interest rate.

Chatham’s leverage ratio was approximately 39 percent at June 30, 2017, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024 with the earliest maturity in 2021. As of June 30, 2017, Chatham’s proportionate share of joint venture debt and unrestricted cash was $165.4 million and $3.1 million, respectively.

On June 30, 2017, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint ventures with Colony NorthStar, was 3.3 times, and total net debt to trailing 12-month corporate EBITDA was 5.7 times. Excluding its interest in the two joint ventures, Chatham’s fixed charge coverage ratio was 3.5 times, and net debt to trailing 12-month corporate EBITDA was 5.1 times.

On June 1, 2017, Chatham was added to the S&P SmallCap 600 index. Chatham sold 0.6 million shares under its at-the-market (“ATM”) program during June at a weighted average price of $20.43 per share.

Joint Venture Investments

During the quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $4.7 million and $2.6 million, respectively. Adjusted EBITDA and Adjusted FFO from the joint ventures finished $0.1 million below guidance for the quarter. Year-over-year, Adjusted EBITDA and Adjusted FFO contributed by the joint ventures was down $0.2 million and $0.4 million, respectively.

Chatham received distributions of $0.7 million during the 2017 second quarter.

During the second quarter, Colony NorthStar and Chatham closed on the refinancing of the debt securing the hotels in the Innkeepers and Inland portfolios. Both loans are interest only, incur interest based on one-month LIBOR plus an applicable credit spread and have a fully extended maturity date in 2022. A comparison of the key terms of the new and old loans is as follows:

	Innkeepers Portfolio		Inland Portfolio
	New	Old	New	Old
Loans outstanding (in millions)	$850	$840	$780	$817
Credit spread (basis points)	279 bps	339 bps	330 bps	360 bps

In connection with the refinancing of the Inland portfolio, Colony NorthStar and Chatham invested approximately $50 million (Chatham’s share was $5.0 million) to de-lever the portfolio and fund certain capital expenditures.

“When the new CMBS issuance market was attractive, we moved quickly to secure commitments and close on the refinancing of these two loans,” stated Jeremy Wegner, Chatham’s chief financial officer. “The Chatham and Colony NorthStar teams executed these loans seamlessly, working closely with our lenders to close the loans quickly. By extending the maturity to 2022, we solidified the two joint ventures’ capital structures and set aside reserves of approximately $67 million to fund necessary capital expenditures to enhance the competitive position of the hotels.”

Dividend

Chatham currently pays a monthly dividend of $0.11 per common share.

2017 Guidance

The company’s initial guidance for the 2017 third quarter and updated full-year guidance reflects the following:

•	Shares sold through the ATM and dividend reinvestment/stock purchase plans in the second quarter which impacts full-year adjusted FFO by $0.02 per share.

•	Industrywide RevPAR growth of 0 to 3 percent in 2017

•	Renovations at the following hotels:

◦	Homewood Suites Maitland, Fla., commenced in the second quarter with a third quarter completion date

◦	Homewood Suites in Bloomington, Minn., and Brentwood, Tenn., starting in the third quarter, with completion in the fourth quarter

◦	Residence Inn San Diego Mission Valley, beginning in the fourth quarter with a completion date in 2018

•	Pending dispositions and acquisitions are not included

•	No additional acquisitions, dispositions, debt or equity issuance

	Q3 2017	2017 Forecast
RevPAR	$142-$144	$130-$132
RevPAR growth	-1.0%-1.0%	-1.0%-1.0%
Total hotel revenue	$78.8-$80.3 M	$287.9-$291.6 M
Net income	$10.9-$12.4 M	$19.5-$23.3 M
Net income per diluted share	$0.27-$0.31	$0.50-$0.60
Adjusted EBITDA	$35.5-$37.0 M	$122.1-$125.9 M
Adjusted FFO	$25.2-$26.7 M	$81.6-$85.4 M
Adjusted FFO per diluted share	$0.63-$0.67	$2.07-$2.17
Hotel EBITDA margins	41.7%-42.5%	40.0%-40.7%
Corporate cash administrative expenses	$2.2 M	$9.1 M
Corporate non-cash administrative expenses	$1.0 M	$3.8 M
Interest expense (excluding fee amortization)	$6.8 M	$27.2 M
Non-cash amortization of deferred fees	$0.3 M	$0.9 M
Income taxes	$0.0 M	$0.3 M
Chatham’s share of JV EBITDA	$4.8-$5.0 M	$15.8-$16.2 M
Chatham’s share of JV FFO	$2.6-$2.8 M	$7.6-$8.0 M
Weighted average shares/units outstanding	39.8 M	39.4 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its second quarter 2017 conference later today at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, August 9, 2017, by dialing 1-844-512-2921, reference number 13667217. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,210 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,712 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA

and (5) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including hotel property acquisition costs and other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including hotel property acquisition costs and other charges, gains or losses on the sale of real estate, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, hotel property acquisition costs, impairment loss,

loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•	EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a second-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date hereof, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Investment in hotel properties, net	$1,215,677	$1,233,094
Cash and cash equivalents	12,794	12,118
Restricted cash	25,025	25,083
Investment in unconsolidated real estate entities	25,345	20,424
Hotel receivables (net of allowance for doubtful accounts of $234 and $155, respectively)	7,277	4,389
Deferred costs, net	4,263	4,642
Prepaid expenses and other assets	5,103	2,778
Deferred tax asset, net	—	426
Total assets	$1,295,484	$1,302,954
Liabilities and Equity:
Mortgage debt, net	$528,077	$530,323
Revolving credit facility	45,000	52,500
Accounts payable and accrued expenses	27,823	27,782
Distributions and losses in excess of investments of unconsolidated real estate entities	5,780	6,017
Distributions payable	5,035	4,742
Total liabilities	611,715	621,364
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2017 and December 31, 2016	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 39,225,717 and 38,367,014 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	388	380
Additional paid-in capital	739,476	722,019
Retained earnings (distributions in excess of retained earnings)	(61,474)	(45,657)
Total shareholders’ equity	678,390	676,742
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	5,379	4,848
Total equity	683,769	681,590
Total liabilities and equity	$1,295,484	$1,302,954

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Room	$72,801	$72,768	$137,194	$136,702
Food and beverage	1,473	1,726	2,975	3,234
Other	2,967	2,637	5,413	4,990
Cost reimbursements from unconsolidated real estate entities	668	870	1,549	1,924
Total revenue	77,909	78,001	147,131	146,850
Expenses:
Hotel operating expenses:
Room	15,024	14,574	28,529	28,385
Food and beverage	1,212	1,245	2,464	2,423
Telephone	387	430	795	851
Other hotel operating	710	638	1,310	1,227
General and administrative	5,974	5,700	11,628	11,196
Franchise and marketing fees	6,089	5,948	11,391	11,136
Advertising and promotions	1,270	1,344	2,602	2,696
Utilities	2,352	2,235	4,722	4,617
Repairs and maintenance	3,179	3,158	6,431	6,359
Management fees	2,588	2,384	4,835	4,613
Insurance	295	338	628	675
Total hotel operating expenses	39,080	37,994	75,335	74,178
Depreciation and amortization	11,714	12,281	23,718	24,756
Impairment loss	6,663	—	6,663	—
Property taxes, ground rent and insurance	5,573	5,014	10,361	10,037
General and administrative	3,287	2,972	6,555	6,084
Hotel property acquisition costs and other charges	15	298	15	310
Reimbursed costs from unconsolidated real estate entities	668	870	1,549	1,924
Total operating expenses	67,000	59,429	124,196	117,289
Operating income	10,909	18,572	22,935	29,561
Interest and other income	6	15	18	36
Interest expense, including amortization of deferred fees	(6,773)	(7,092)	(13,765)	(14,129)
Loss on early extinguishment of debt	—	—	—	(4)
Income from unconsolidated real estate entities	927	942	842	295
Loss on sale from unconsolidated real estate entities	—	(8)	—	(8)
Income before income tax expense	5,069	12,429	10,030	15,751
Income tax expense	—	(179)	(317)	(179)
Net income	5,069	12,250	9,713	15,572
Net income attributable to noncontrolling interests	(35)	(82)	(66)	(104)
Net income attributable to common shareholders	$5,034	$12,168	$9,647	$15,468
Income per Common Share - Basic:
Net income attributable to common shareholders	$0.13	$0.32	$0.25	$0.40
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.13	$0.31	$0.25	$0.40
Weighted average number of common shares outstanding:
Basic	38,525,306	38,299,132	38,443,663	38,286,790
Diluted	38,749,661	38,477,212	38,659,189	38,446,918
Distributions paid per common share:	$0.33	$0.33	$0.66	$0.64

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Funds From Operations (“FFO”):
Net income	$5,069	$12,250	$9,713	$15,572
Loss on sale from unconsolidated real estate entities	—	8	—	8
Depreciation	11,661	12,227	23,611	24,649
Impairment loss	6,663	—	6,663	—
Adjustments for unconsolidated real estate entity items	1,763	2,015	3,234	3,976
FFO attributable to common share and unit holders	25,156	26,500	43,221	44,205
Hotel property acquisition costs and other charges	15	298	15	310
Loss on early extinguishment of debt	—	—	—	4
Adjustments for unconsolidated real estate entity items	8	13	15	23
Adjusted FFO attributable to common share and unit holders	$25,179	$26,811	$43,251	$44,542
Weighted average number of common shares and units
Basic	38,795,416	38,556,907	38,707,640	38,544,565
Diluted	39,019,771	38,734,987	38,923,165	38,704,693

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$5,069	$12,250	$9,713	$15,572
Interest expense	6,773	7,092	13,765	14,129
Income tax expense	—	179	317	179
Depreciation and amortization	11,714	12,281	23,718	24,756
Adjustments for unconsolidated real estate entity items	3,825	3,968	7,137	7,950
EBITDA	27,381	35,770	54,650	62,586
Hotel property acquisition costs and other charges	15	298	15	310
Impairment loss	6,663	—	6,663	—
Loss on early extinguishment of debt	—	—	—	4
Adjustments for unconsolidated real estate entity items	28	27	42	36
Loss on sale from unconsolidated real estate entities	—	8	—	8
Share based compensation	999	759	1,786	1,495
Adjusted EBITDA	$35,086	$36,862	$63,156	$64,439

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2017	2016	2017	2016

Net Income		$5,069	$12,250	$9,713	$15,572
Add:	Interest expense	6,773	7,092	13,765	14,129
	Income tax expense	—	179	317	179
	Depreciation and amortization	11,714	12,281	23,718	24,756
	Corporate general and administrative	3,287	2,972	6,555	6,084
	Hotel property acquisition costs and other charges	15	298	15	310
	Impairment loss	6,663	—	6,663	—
	Loss on early extinguishment of debt	—	—	—	4
	Loss on sale from unconsolidated real estate entities	—	8	—	8
Less:	Interest and other income	(6)	(15)	(18)	(36)
	Income from unconsolidated real estate entities	(927)	(942)	(842)	(295)
	Adjusted Hotel EBITDA	$32,588	$34,123	$59,886	$60,711